Exhibit 99.1

Media Contact:	Vince Rees, President	Lee Beason, COO
	828-697-3102	828-243-4069

1st Financial Services Corporation Appoints Michael G. Mayer

to be New CEO

Mayer to Leverage 30 Years of Community Banking Experience for Mountain 1st Bank

HENDERSONVILLE, N.C.- 1st Financial Services Corporation (OTCBB:FFIS), parent company of Mountain 1st Bank & Trust Company, today announced the hiring of Michael G. Mayer as their new CEO. Mayer has nearly 30 years experience in the banking industry, most recently serving as the President and CEO of a local community bank in the Charlotte market.

“As the economic outlook begins to brighten and there is a sense of a light at the end of what has been a long and dark tunnel, we knew that Mike Mayer could deliver a steady and experienced hand at the helm to guide us into this new decade,” said Board Chairman Brad Schnyder. “Mike’s depth of experience in community banking is a perfect fit for our bank’s culture, our customers, our shareholders and the communities we serve.”

“I am extremely encouraged by the strong foundation and positive culture that has been established here at Mountain 1st,” said Mayer. “This financial institution has demonstrated strong deposit growth through its outstanding retail footprint in a relatively short period of time. With our leadership team, Mountain 1st, is well positioned for the opportunities that lay ahead and I am excited to be a part of this organization.”

In addition to his extensive professional expertise, Mayer is an active participant in many community organizations. He currently serves on the Board of Directors of the Charlotte Regional Partnership, Advantage Carolinas, and Regent Schools. He has served on the Boards of other civic organizations including Trinity Episcopal School, the Charlotte Chamber of Commerce, UNC Charlotte Athletic Foundation and Brookstone School. He is a graduate of Clemson University where he majored in Finance.

This Press Release and its exhibits contain statements relating to our financial condition, results of operations, plans, strategies, trends, projections of results of specific activities or investments, expectations or beliefs about future events or results, and other statements that are not descriptions of historical facts. Those statements may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements may be identified by terms such as “may,” “will,” “should,” “could,” “expects,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “predicts,” “forecasts,” “potential” “opportunity,” or “continue,” or similar terms or the negative of these terms, or other statements concerning opinions or judgments of our management about future events. Forward-looking information is inherently subject to risks and uncertainties, and actual results could differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, factors discussed in our Annual Report on Form 10-K and in other reports we file with the Federal Deposit Insurance Corporation from time to time. Other factors that could influence the accuracy of those forward-looking statements include, but are not limited to: (a) the financial success or changing strategies of our customers; (b) customer acceptance of our services, products and fee structure; (c) changes in competitive pressures among depository and other financial institutions or in our ability to compete effectively against larger financial institutions in our banking market; (d) actions of government regulators, or changes in laws, regulations or accounting standards, that adversely affect our business; (e) our ability to manage our growth and to underwrite increasing volumes of loans; (f) the impact on our profits of increased staffing and expenses resulting from expansion; (g) changes in the interest rate environment and the level of market interest rates that reduce our net interest margin and/or the volumes and values of loans we make and securities we hold; (h) weather and similar conditions that affect our customers in the markets we serve; (i) changes in general economic or business conditions and the real estate market in our banking market (particularly changes that affect our loan portfolio, the abilities of our borrowers to repay their loans, and the values of loan collateral); and (j) other developments or changes in our business that we do not expect. Although our management believes that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. All forward-looking statements attributable to us are expressly qualified in their entirety by the cautionary statements in this paragraph. We have no obligation, and do not intend, to update these forward-looking statements.

About 1st Financial Services Corporation

Formed in May 2008, 1st Financial Services Corporation is the parent company of Mountain 1st Bank & Trust Company, and is currently traded on the Over The Counter Bulletin Board under the symbol FFIS. Established in May of 2004, with over $686 million in assets, Mountain 1st Bank and Trust’s more than 173 employees serve nine counties in western North Carolina through fourteen full service branches. For more information, visit www.mountain1st.com.

SOURCE: 1st Financial Services Corporation